Exhibit 10.2
AMENDMENT TO SUPPLY AGREEMENT
This Amendment to Supply Agreement (this “Amendment”) is made as of September 21, 2020 (“Amendment Effective Date”) between CyDex Pharmaceuticals, Inc. (“CyDex”) and Gilead Sciences, Inc. (“Gilead”). It amends the Supply Agreement dated December 22, 2015 between CyDex and Gilead (as previously amended to date, the “Original Agreement”). The Original Agreement, as amended hereby, is referred to as the “Agreement.” Defined terms used in this Amendment but not defined herein shall have the meanings set forth in the Original Agreement.
In consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:
1.Exhibit A-1 of the Original Agreement is hereby amended prospectively to read in full as set forth in Exhibit A-1 to this Amendment.
2.Exhibit A-2 of the Original Agreement is hereby amended prospectively to read in full as set forth in Exhibit A-2 to this Amendment.
3.Section 2(b) of the Original Agreement is hereby amended prospectively to read in full as follows:
i. Forecasts. Before the first day of each calendar quarter starting on Oct 1, 2020, Gilead (on behalf of itself and its Affiliates) shall provide to CyDex a rolling forecast detailing the quantities for the delivery of Product for the next twelve (12) calendar months of the Term (each, a “Forecast”). Each Forecast beginning with the Forecast covering the four (4) calendar quarters beginning October 1st, 2020 shall be [***].
ii. Binding Purchase Orders. CyDex agrees to supply ordered Product in a quantity up to a maximum of 150% (per calendar quarter) of the quantity specified in the Forecast and shall also utilize commercially reasonable efforts to supply any requested additional Product in excess of those (150%) quantities in the timeline requested by Gilead. Gilead shall from time to time provide CyDex purchase orders for the Product quantity required to meet Gilead’s production schedule, and each such purchase order shall constitute a firm and binding commitment by Gilead to purchase from CyDex such ordered quantities. For each such purchase order, CyDex shall be required to deliver at least the minimum monthly delivery quantities set forth under “Product Delivery” of Exhibit A-2 during the corresponding delivery window. If Gilead requests more than the quantities set forth for each delivery window in Exhibit A-2, CyDex shall have fourteen (14) days from the receipt of a purchase order from Gilead to provide Gilead written confirmation of its receipt and acceptance or rejection (to the extent provided herein) of such purchase order.
iii. Take or Pay. If Gilead fails to order for [***] of any Forecast a quantity of Product to be delivered during such [***] that is equal to or greater than 100% of the quantity of Product Gilead is obligated to purchase in [***] pursuant to the applicable Forecast (the difference between the quantity of Product Gilead is obligated to purchase

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in [***] pursuant to the applicable Forecast and the amount of Product that Gilead actually orders for delivery in [***], the “Shortfall”), then within 30 days after the end of [***] Gilead shall pay CyDex [***] of the purchase price hereunder for the Shortfall amount and in such case shall not be entitled to receive delivery of such Shortfall amount. If the delivery of any quantity of Product is delayed 30 days beyond the delivery date set forth in the Purchase Order and in consideration of Section 2(d) of the Agreement Gilead accepts and does not cancel such delayed Product, CyDex shall discount the price of the Product by [***] as to such applicable delivery.
4.Section 6 of the Original Agreement is hereby amended prospectively to read in full as follows:
(a)Unless otherwise agreed to by the Parties in writing, CYDEX shall deliver all shipments of Product ordered through December 31, 2020 to Gilead DDP (Incoterms 2010) to the facility designated in the accepted Purchase Order. Title and risk of loss, damage or destruction to the Product shall remain with CYDEX until final delivery of the Product to Gilead at the named place of destination on the accepted Purchase Order.
(b)Unless otherwise agreed to by the Parties in writing, CYDEX shall deliver all shipments of Product ordered after December 31, 2020 to Gilead FCA (Incoterms 2020) CyDex’s location of manufacture; provided, that the Parties agree to cooperate with one another and use reasonable efforts to legitimately mitigate or reduce any value added taxes, or other duties, as permitted by applicable law. Title and risk of loss, damage or destruction to the Product shall remain with CYDEX until final delivery of the Product to Gilead at CyDex’s location of manufacture.
(c)CYDEX shall package and label the Product for delivery in accordance with Gilead’s packaging and labeling requirements.
5.Section 15 of the Original Agreement is hereby amended to provide that the Agreement shall have a term lasting until the 10th anniversary of the Amendment Effective Date (the “Term”).
6.Section 20 of the Original Agreement is amended prospectively to change the address for notice to CyDex to: CyDex Pharmaceuticals, Inc., c/o Ligand Pharmaceuticals Incorporated, 3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121, USA, Attention: Senior Vice President and Secretary; with a copy to Ligand Pharmaceuticals Incorporated, 3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121, USA, Attention: General Counsel.
7.Except as expressly set forth in this Amendment, the Original Agreement remains unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Supply Agreement.
CYDEX PHARMACEUTICALS, INC.

By:	/s/ Charles S. Berkman
Name:	Charles S. Berkman
Title:	SVP, General Counsel and Secretary

GILEAD SCIENCES, INC.

By:	/s/ Reza Oliyai
Name:	Reza Oliyai
Title:	SVP, PBO

Exhibit A-1
Product

Product: Captisol® Betadex Sulfobutyl Ether Sodium, Sulfobutylether ẞ (beta) cyclodextrin, sodium salt (Clinical Grade or Commercial Grade, as specified for Gilead’s proposed use and supplied by/for CYDEX). Captisol which (a) has been manufactured in accordance with the Specifications under cGMP conditions, (b) is intended for use in humans, and (c) is intended for use in the manufacture of quantities of Licensed Products that are to be offered for clinical use or commercial sale or otherwise introduced into commerce (e.g., humanitarian or charitable use).

Specifications:

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Exhibit A-2
Commercial Provisions

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